UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2013
Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona 85719
(Address of principal executive offices) (Zip Code)

(520) 898-0020
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to the Securities Purchase Agreement

On January 9, 2013, we entered into a First Amendment to the Securities Purchase Agreement with Ascendiant Capital Partners, LLC (“Ascendiant”) whereby we amended the Securities Purchase Agreement dated October 18, 2012 with Ascendiant to modify the date of the issuance of and the price for the third payment of shares of our common stock (the “Commitment Shares”) to be issued to Ascendiant in consideration for agreeing to the terms of the Securities Purchase Agreement dated October 18, 2012.

Pursuant to the First Amendment to the Securities Purchase Agreement, we amended the price of the third payment of the Commitment Shares to $0.175 from 95% of the daily volume weighted average price of our common stock during the ten trading days prior to the issuance of these Commitment Shares. Accordingly, we agreed that the number of the Commitment Shares to be issued as the third payment was 818,930 shares and issued these shares on January 10, 2013.

We issued these shares in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

First Amended and Restated Securities Purchase Agreement

On February 19, 2013, we entered into a First Amended and Restated Securities Purchase Agreement (the “Amended Equity Line of Credit Agreement”) with Ascendiant Capital Partners, LLC (“Ascendiant”) whereby we amended the Securities Purchase Agreement dated October 18, 2012, as amended on January 9, 2013 (the “Original Equity Line of Credit Agreement”) with Ascendiant.

The Amended Equity Line of Credit Agreement made, among other things, the following changes to the Original Equity Line of Credit Agreement:

1.
The purchase price of the shares of our common stock to be sold to Ascendiant is no longer based on the pricing period following the date of a draw down notice. Instead, it is to be the lesser of (i) 75% of the volume weighted average price on the date of delivery of the draw down notice and (ii) 75% of the closing price of the last transaction on the date of delivery of the draw down notice as long as such price is within the bid and offer at the close (if such transaction is not within the bid and offer at the close, then the next most recent transaction will be selected until one is located that is within the bid and offer at close);

2.
The maximum dollar amount as to each draw down is to be equal to (i) 20% of the average daily trading volume during the 7 trading days immediately prior to the date of the draw down notice, eliminating the 2 days with the greatest trading volume and the 2 days with the least trading volume, multiplied by (ii) the volume weighted average price on the trading day immediately prior to the date of the draw down notice; provided, however, no draw down can exceed $25,000. Only one draw down will be allowed on each trading day; and

3.
The draw down notices can be given, beginning on the 20th trading day following the effective date of the initial registration statement to be filed pursuant to the First Amended and Restated Registration Rights Agreement dated February 19, 2013 with Ascendiant and every regular, full (non-holiday) trading day thereafter for a period of 36 months. The threshold price for exercising the draw downs was increased to $0.0375 from $0.01.

On February 19, 2013, we also entered into a First Amended and Restated Registration Rights Agreement with Ascendiant, pursuant to which we amended the Registration Rights Agreement dated October 18, 2012 with Ascendiant to provide that we will include any of the registrable securities that we cannot include in a single registration statement because of limitations imposed by Rule 415 promulgated under the Securities Act of 1933 in one or more subsequent registration statements.

We intend to issue the shares of our common stock upon drawdowns in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Exhibit Description
10.1	First Amendment to Securities Purchase Agreement dated January 9, 2013 (Equity Line of Credit)
10.2	First Amended and Restated Securities Purchase Agreement dated February 19, 2013 (Equity Line of Credit)
10.3	First Amended and Restated Registration Rights Agreement dated February 19, 2013 (Equity Line of Credit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.
Date: February 20, 2013
By:

/s/ Andrew Brodkey
Andrew Brodkey
CEO and President